Exhibit 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Daily Income Fund of (1) our report dated May 27, 2009, relating to the financial statements and financial highlights of the U.S. Government Portfolio series of Daily Income Fund which appears in the March 31, 2009 Annual Report to Shareholders of Daily Income Fund and (2) our report dated January 26, 2009, relating to the financial statements and financial highlights of Sentinel Government Money Market Portfolio series of Sentinel Group Funds, Inc. which appears in the November 30, 2008 Annual Report to Shareholders of Sentinel Group Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Agreement and Plan of Reorganization" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
September 8, 2009